Exhibit 99.1

LASALLE HOTEL PROPERTIES ACQUIRES THE BEST WESTERN UNIVERSITY TOWER HOTEL IN SEATTLE, WASHINGTON

BETHESDA, MD, December 8, 2005 — LaSalle Hotel Properties (NYSE: LHO) today announced it has acquired the Best Western University Tower Hotel in Seattle, Washington, for $26.4 million. The hotel is an urban, upscale full-service hotel with 158 stylish guestrooms. The hotel is located in Seattle’s University District, two blocks from the University of Washington. In conjunction with the acquisition, the Best Western flag was removed and the hotel is now operated as an upscale independent hotel.

The high-style hotel has guestrooms with spectacular panoramic views of Seattle including the Space Needle, Lake Union, Lake Washington, Mount Rainier and the Cascade and Olympic Mountains. The hotel also features a 24-hour fitness center, 6,650 square feet of meeting space, high-speed Internet access in every guestroom and complimentary shuttle to the University of Washington campus and the University of Washington Medical Center. The University Tower Hotel also includes the District Lounge, a full-service restaurant serving eclectic Northwestern cuisine.

“We are excited to enter the Seattle market with the acquisition of this upscale asset,” remarked Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. “The hotel benefits from demand generators in downtown Seattle, the University of Washington, the UW Medical Center and nearby recreational areas. We believe the hotel is in a perfect location to benefit from Seattle’s economic growth coming from high-tech, biotech, manufacturing and retail industries and the revitalization of the University District.”

The $26.4 million purchase price includes the Company’s assumption of a $10.8 million loan secured by the hotel with a fixed annual interest rate of 6.28%.

LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, owning interests in 24 upscale and luxury full-service hotels, totaling approximately 7,700 guest rooms in 15 markets in 11 states and the District of Columbia. The Company focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier internationally recognized hotel operating companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Sandcastle Resorts & Hotels, Davidson Hotel Company, and the Kimpton Hotel & Restaurant Group, LLC.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. Forward-looking statements in this press release include, among others, statements about a hotel name change and growth of the Seattle market. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, and (viii) the risk factors discussed in the Company’s Annual Report on Form 10-K. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties – 301/941-1500

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www.lasallehotels.com